Exhibit 1.1

CURIS, INC.

20,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

September 13, 2017

ROBERT W. BAIRD & CO. INCORPORATED

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

1. INTRODUCTORY. Curis, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to Robert W. Baird & Co. Incorporated (the “Underwriter”) an aggregate of 20,000,000 shares (the “Firm Stock”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”). The Company also proposes to sell to the Underwriter, upon the terms and conditions set forth in Section 3 hereof, up to an additional 3,000,000 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.”

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter, as of the date hereof and as of each Closing Date (as defined below), and agrees with the Underwriter, that:

(a) Filing of Registration Statement. The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a shelf registration statement, including a prospectus, on Form S-3 (File No. 333-205460), which became effective on September 2, 2015, relating to the Stock and the offering thereof (the “Offering”) from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”) or 430B (“Rule 430B”) under the Securities Act to be a part thereof at the Effective Time. If the Company has filed an abbreviated registration statement to register additional Stock pursuant to Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus (as defined in below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference.

(b) Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act pursuant to General Instruction I.B.1. thereunder. The Registration Statement has become effective under the Securities Act. No stop order preventing or suspending use of the Registration Statement or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. The Company meets the requirements for use of Form S-3 under the Securities Act specified in Financial Industry Regulatory Authority, Inc. (“FINRA”) Conduct Rule 5110(B)(7)(C)(i). As used in this Agreement:

(1) “Base Prospectus” means the base prospectus included in the Registration Statement at the Effective Time. For the sake of clarity, the term Base Prospectus as used in this Agreement does not refer to the Sales Agreement Prospectus.

(2) “Disclosure Package” means (i) the Base Prospectus, (ii) the Prospectus most recently filed with the Commission before the Time of Sale, including any preliminary prospectus deemed to be a part thereof, (iii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Time of Sale and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations) and (iv) the information included on Schedule II hereto all considered together.

(3) “Final Prospectus” means the final prospectus supplement to the Base Prospectus relating to the Stock in the form it was first filed with the Commission pursuant to Rules 424(b) and 430B of the Rules and Regulations in the form heretofore delivered to the Underwriter.

(4) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(5) “Prospectus” means the Final Prospectus, or any preliminary prospectus supplement or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus, but excluding the Sales Agreement Prospectus.

(6) “Sales Agreement Prospectus” means the sales agreement prospectus included in the Registration Statement and covering the offering, issuance and sale of up to $30.0 million of Common Stock that may be issued and sold under a sales agreement with Cowen and Company, LLC (the “Sales Agreement”).

(7) “Time of Sale” means 4:05 p.m., New York time, on the date of this Agreement.

(c) Contents of Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented at the Time of Sale and at each Closing Date, will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, that the Company makes no representation or warranty in this Section 2(c) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17 hereof).

(d) Contents of the Final Prospectus. The Final Prospectus will comply, as of the date that it is filed with the Commission and each Closing Date, in all material respects, with the requirements of the Securities Act. On the date it is filed with the Commission and on each Closing Date, the Final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Company makes no representation or warranty with respect to statements in or omissions from the Final Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e) Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, were filed on a timely basis with the Commission, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this Section 2(f) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(g) Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus and each Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Stock other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by the Underwriter.

(h) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided, that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(i) Not an Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering contemplated hereby pursuant to Rules 164, 405 and 433 under the Securities Act.

(j) Authorization of the Common Stock. The Stock to be issued and sold by the Company to the Underwriter hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof contained in the Registration Statement, the Final Prospectus and the Disclosure Package.

(k) No Applicable Registration or Other Similar Rights. Except as disclosed in the Registration Statement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(l) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Final Prospectus and the Disclosure Package, subsequent to the respective dates as of which information is given in the Registration Statement, the Final Prospectus and the Disclosure Package: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company, or other subsidiaries, by any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(m) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement, the Final Prospectus and the Disclosure Package, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(n) Preparation of the Financial Statements. The financial statements, together with the related notes and schedules, filed with the Commission as a part of or incorporated within the Registration Statement, the Final Prospectus and the Disclosure Package present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in or incorporated in the Registration Statement, the Final Prospectus and the Disclosure Package present fairly, in all material respects, the information required to be stated therein. Such financial statements and supporting schedules have been prepared in accordance with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement, the Final Prospectus and the Disclosure Package. The financial data set forth or incorporated in the Registration Statement, the Final Prospectus and the Disclosure Package under the captions “Summary Financial Data,” “Selected Financial Data,” “Capitalization” and the “Ratio of Earnings to Fixed Charges” exhibit fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated in the Registration

Statement, the Final Prospectus and the Disclosure Package. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Final Prospectus or the Disclosure Package.

(o) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Registration Rights. Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement. Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(q) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

(r) Compliance with the Sarbanes-Oxley Act. There has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(s) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Final Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement. As of the date of this Agreement, other than Curis Royalty LLC and Curis Securities Corp, the Company has no significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act). The Company is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in the Commonwealth of Massachusetts and the

Company is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the Commonwealth of Massachusetts in the case of the Company) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(t) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Final Prospectus and the Disclosure Package. Each of the Company’s subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.

(u) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement, the Final Prospectus and the Disclosure Package. All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Registration Statement, the Final Prospectus and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Final Prospectus and the Disclosure Package accurately and fairly presents in all material respects the information with respect to such plans, arrangements, options and rights.

(v) Stock Exchange Listing. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the NASDAQ Global Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the

Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

(w) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Final Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or as may be required under applicable state securities or blue sky laws and from Nasdaq and FINRA.

(x) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries, (i) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (ii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(y) All Necessary Permits, etc. The Company and each subsidiary possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those where the failure to possess or own would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(z) Title to Properties. The Company does not own any real property. Except as disclosed in the Registration Statement, the Company and its subsidiaries have good and marketable title to all personal property and other assets reflected as owned by the Company or its subsidiaries, as applicable, in the Registration Statement, the Final Prospectus or the Disclosure Package, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company or its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiaries.

(aa) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all tax returns which have been required to be filed and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section (n) above in respect of all taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(bb) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Stock will not be, an “investment company” within the meaning of the Investment Company Act.

(cc) Insurance. The Company and its subsidiaries carry, or are covered by, insurance from reputable insurers in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds of the Company insuring the Company or its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor its subsidiaries have reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change.

(dd) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Common Stock or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ee) Related-Party Transactions. There are no business relationships or related-party transactions, as defined in Item 404 of Regulation S-K under the Exchange Act, involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Final Prospectus and the Disclosure Package which have not been described as required.

(ff) FINRA Matters. All of the information provided to the Underwriter or to counsel for the Underwriter by the Company and, to the Company’s knowledge, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Stock is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(gg) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement, the Final Prospectus and the Disclosure Package, at the Time of Sale and the time of each Closing Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Final Prospectus or the Disclosure Package are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, after reasonable inquiry, threatened.

(kk) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently a target or object of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is a target or object of any U.S. sanctions administered by OFAC in any manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(ll) Company’s Accounting System. The Company and each of its subsidiaries (A) make and keep accurate books and records and (B) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(mm) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) except as would not, individually or in the aggregate, result in a Material Adverse Change, Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause the loss of such qualification.

(nn) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened in writing against the Company or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern; in each case that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except, in the case of any of clauses (i), (ii) or (iii) above, for any such claim or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(oo) Intellectual Property. The Company and its subsidiaries own, possess, license or have other enforceable rights to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorship, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) described in the Registration Statement, the Final Prospectus and the Disclosure Package as being owned or licensed by them or that are necessary to conduct their respective businesses as currently conducted, in all cases free of any lien or encumbrance. The Company has not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any proceeding, suit, or legal action, which is, to their knowledge, still pending, by any other person either challenging the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or challenging the validity, enforceability or scope of any Intellectual Property Rights or Intellectual Property Assets. To the knowledge of the Company, the Company’s businesses as now conducted does not constitute infringement of, misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Prospectus to which the Company is a party are, to the Company’s knowledge, valid, binding upon, and enforceable by or against the parties thereto in accordance to their terms. The Company has complied in all material respects with, and is not in material breach nor has received any written notice of any asserted or threatened claim of material breach of, any intellectual property license to which the Company is a party, and the Company has no knowledge of any material breach by any other person to any intellectual property license to which the Company is a party. No claim has been made in writing to the Company alleging the infringement by the Company of any Intellectual Property Rights of any person, and, to the Company’s knowledge, no third party is infringing or misappropriating any Intellectual Property Rights or Intellectual Property Assets. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements, and, to the knowledge of the Company, all patents and patent applications that are within the Intellectual Property Rights have been duly and properly filed and maintained. The consummation of the transactions contemplated by this

Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held by the Company for use in the conduct of the business of the Company as currently conducted.

(pp) Compliance with Certain Laws, Rules, Procedures, Etc. The conduct, by or on behalf of the Company, of the preclinical and clinical testing and manufacture of the products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices. The descriptions of the results of such tests and trials contained in the Registration Statement, the Final Prospectus and the Disclosure Package are accurate in all material respects. Except as otherwise disclosed in the Registration Statement, the Final Prospectus and the Disclosure Package, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the U.S. Food and Drug Administration (the “FDA”) or any non-U.S. counterpart thereof, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board, alleging or asserting noncompliance with any law, rule or regulation applicable to the Company’s products in any jurisdiction, except any of the foregoing alleging or asserting such noncompliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Final Prospectus and the Disclosure Package, (i) the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other written notice or action, relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company, any alleged product defect of any product of the Company, or any material violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product of the Company, (ii) the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe the FDA, the European Medicines Agency or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action, except, in the case of (i) or (ii), with respect to any circumstances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has not received and is otherwise not aware of any written notices, written correspondence or other written communication from the FDA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting material non-compliance with any applicable statutes, rules, regulations, orders, or other laws applicable to, or requiring or requesting the termination or suspension of, any preclinical or clinical studies, tests, investigations, or trials conducted by, or on behalf of, the Company or in which the Company has participated, except such notices, correspondence or other communication with respect to any of the foregoing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(qq) Compliance with Healthcare Laws. The Company is and has been in compliance in all material respects with all applicable healthcare laws, rules and regulations, including, without limitation, (i) the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.) (the “FFDCA”); (ii) all applicable foreign, federal, state and local healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§1320d et seq.), the Medicare statute (Title XVIII of the Social Security Act), and the Medicaid statute (Title XIX of the Social Security Act); (iii) the patient privacy, data security and beach notification provisions under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§17921 et seq.); (iv) comparable state and local laws; and (v) the regulations promulgated pursuant to such laws (collectively, the “Healthcare Laws”). Neither the Company, nor to the Company’s knowledge, its officers, directors, employees, agents, have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in violation of any Healthcare Laws, and, to the Company’s knowledge, no such Action is threatened.

(rr) Brokers. Other than the Underwriter, there is no broker, finder or other party that is entitled to receive from the Company or the Underwriter any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ss) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Final Prospectus or the Disclosure Package (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(tt) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company.

(uu) No Outstanding Loans or Other Indebtedness. Except as described in the Registration Statement, the Final Prospectus and the Disclosure Package, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(vv) No Reliance. The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Stock.

(ww) Compliance with Laws. The Company and each of its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(xx) Labor Matters. No labor problem or dispute with the employees of the Company or its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary’s principal suppliers, contractors or customers, that would result in a Material Adverse Change.

(yy) No Corporate Integrity Agreements. Neither the Company nor its subsidiaries are a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(zz) No Debarments. Neither the Company, its subsidiaries, nor any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or is subject to a governmental inquiry, claim, investigation, proceeding or any other Action that could reasonably be expected to result in debarment, suspension or exclusion.

Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with the Offering shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF OFFERED STOCK. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees, to purchase from the Company the respective numbers of shares of Firm Stock opposite the name of the Underwriter on Schedule IV hereto.

The purchase price per share to be paid by the Underwriter to the Company for the Firm Stock will be $1.78 per share (the “Purchase Price”).

The Company will deliver to the Underwriter, for its account, the Firm Stock through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Underwriter payable to the order of the Company, at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, IL 60611. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on September 18, 2017. The time and date of such payment and delivery are herein referred to as the “Closing Date.” The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company and the Underwriter.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriter may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriter the number of shares of Optional Stock specified in the written notice delivered by the Underwriter to the Company described below and the Underwriter agrees to purchase such shares of Optional Stock. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

The option granted hereby may be exercised by written notice being given to the Company by the Underwriter setting forth the number of shares of the Optional Stock to be purchased by the Underwriter and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business day nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver to the Underwriter, for its account, the Optional Stock through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) business day preceding the Option Closing Date against payment of the aggregate purchase price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Underwriter payable to the order of the Company, all at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, IL 60611. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement among the Company and the Underwriter.

The Company is advised by the Underwriter that the Underwriter intends (i) to make a public offering of the Firm Stock as soon after the effectiveness of this Agreement as in the Underwriter’s judgment is advisable and (ii) initially offer the Firm Stock upon the terms set forth in the Prospectus. The Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriter may determine.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriter:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriter and file such Rule 462(b) Registration Statement with the Commission by 10:00 p.m., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430B of the Rules and Regulations and to file such Prospectus within the time periods specified by Rule 424(b) of the Rules and Regulations or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations, to notify the Underwriter immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Final Prospectus and to make no amendment or supplement to the Registration Statement, the Disclosure Package or to the Final Prospectus to which the Underwriter shall reasonably object by notice to the Company after a reasonable period to review; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or the Final Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, it has not made nor will, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule I hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c) If at any time when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, then the Company will promptly notify the Underwriter thereof and upon its request will prepare an appropriate amendment or supplement or upon its request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Underwriter, which will correct such statement or omission or effect such compliance and will use its best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of such amendment or supplement.

(d) If the Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package so that the Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with law.

(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

(f) For so long as a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) to deliver promptly to the Underwriter in New York City such number of the following documents as the Underwriter shall reasonably request: (i) any Issuer Free Writing Prospectus, (ii) the Prospectus (the delivery of the documents referred to in clauses (i) and (ii) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (iii) conformed copies of any amendment to the Registration Statement (excluding exhibits), (iv) any amendment or supplement to the Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (iii) and (iv) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the date of such amendment or supplement), and (v) any document incorporated by reference in the Disclosure Package or the Final Prospectus (excluding exhibits thereto) after the date hereof (the delivery of the documents referred to in clause (v) of this Section 4(f) to be made not later than 10:00 a.m., New York time, on the business day following the date of such document); provided that filing with the Commission on EDGAR any document specified in Sections 4(f)(iii) or (v) shall constitute delivery to the Underwriter.

(g) To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h) To take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(i) Upon request, during the period of five (5) years from the date hereof, to deliver to the Underwriter, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Common Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriter.

(j) That, except as expressly set forth herein, the Company will not, for a period of ninety (90) days from the date of this Agreement (the “Lock-Up Period”), without the prior written consent of the Underwriter, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or options granted pursuant to inducement of employment in accordance with NASDAQ Listing Rule 5635(c)(4) or any successor rule (“Inducement Awards”), other than (i) the Company’s sale of the Stock hereunder, (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus (the “Company Stock Plans”) and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof, (iii) any Inducement Awards or options and other awards granted under Company Stock Plans, (iv) the filing by the Company of any registration statement on Form S-8 or a successor form thereto, (v) shares of Common Stock or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (v) shall not exceed 5.0% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Firm Stock pursuant hereto and (y) the recipient of any such shares of stock and securities issued pursuant to this clause (v) during the 90-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A hereto, and (vi) the issuance of Common Stock pursuant to the terms of the Aurigene Agreement (as defined below). The Company will cause each person listed in Schedule III to furnish to the Underwriter, on or prior to the date hereof, the Lock-Up Agreement substantially in the form of Exhibit A hereto. The Company also agrees that during such period, other than for the sale of the Stock hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans or any Inducement Awards and except for any resale registration statement for the issuance of shares of Common Stock issued to Aurigene pursuant to the Aurigene Agreement. Notwithstanding the foregoing, the Company may sell shares pursuant to that certain Sales Agreement, dated July 2, 2015, by and between the Company and Cowen and Company, LLC, beginning on and after the sixty-first (61st) day after the date of this Agreement.

(k) To supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(l) Prior to the latest of the Closing Dates, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified), without the prior written consent of the Underwriter, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(m) Until the Underwriter shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock, and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(n) Until the Underwriter shall have notified the Company of the completion of the resale of the Stock, to at all times comply with all applicable provisions of the Sarbanes-Oxley Act of 2002, as in effect from time to time.

(o) To maintain, at its expense, a registrar and transfer agent for the Stock.

(p) To apply, in all material respects, the net proceeds from the sale of the Stock as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.” The Company shall not manage its affairs and investments in such a manner to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(q) To use its best efforts to list, subject to notice of issuance, and to maintain the listing of the Stock on NASDAQ.

(r) To not waive, or consent to a deviation from or modification or amendment to, or waive a breach of, the provisions of Section 6 of the Stock Purchase Agreement between the Company and Aurigene Discovery Technologies Limited dated as of September 7, 2016 (the “Aurigene Agreement”), until the expiration of the Lock-Up Period.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, the Final Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement and any closing documents by mail, telex or other means of communications; (d) the costs, fees and expenses incurred by the Underwriter in connection with determining its compliance with the rules and regulations of FINRA related to the Underwriter’s participation in the offering and distribution of the Stock, including any related filing fees and the reasonable and documented legal fees of, and disbursements by, counsel to the Underwriter; (e) any applicable listing or other fees in connection with listing the Stock on NASDAQ; (f) the fees and expenses of preparing, printing and distributing wrappers and blue sky memoranda, including any related filing fees and reasonable and document legal fees of, and disbursements by, counsel to the Underwriter; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Common Stock; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in clauses (d) and (f) of this Section 5 or Section 9, the Underwriter shall pay its own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Stock by it and the expenses of advertising any offering of the Stock made by the Underwriter.

6. CONDITIONS OF UNDERWRITER’S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, when made and as of the Time of Sale and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; and the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 2(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and, if any filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to each Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) All corporate action incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the Disclosure Package, each Issuer Free Writing Prospectus and the Final Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all Company documents and information that it may reasonably request to enable it to pass upon such matters.

(d) Wilmer Cutler Pickering Hale and Dorr LLP shall have furnished to the Underwriter such counsel’s written opinion, as counsel to the Company, addressed to the Underwriter and dated each Closing Date, in a form reasonably acceptable to the Underwriter.

(e) Each of Millen, White, Zelano & Branigan, P.C., Elmore Patent Law Group and Foley Hoag LLP shall have furnished to the Underwriter such counsel’s written opinion, as special intellectual property counsel to the Company, addressed to the Underwriter and dated each Closing Date, in a form reasonably acceptable to the Underwriter.

(f) The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated each Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for enabling it to pass upon such matters.

(g) At the time of the execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers LLP, a letter, addressed to the Underwriter, executed and dated such date, in form and substance satisfactory to the Underwriter (A) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (B) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) On the effective date of any post-effective amendment to the Registration Statement and on each Closing Date, the Underwriter shall have received a letter (the “bring-down letter”) from PricewaterhouseCoopers LLP, addressed to the Underwriter and dated each Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to Section 6(h).

(i) The Company shall have furnished to the Underwriter a certificate, dated each Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Disclosure Package, any Permitted Free Writing Prospectus and the Final Prospectus, (ii) to the best of their knowledge after reasonable investigation, as of each Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing Date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company taken as a whole.

(j) Since the date of the latest audited financial statements included in the Disclosure Package or incorporated by reference in the Disclosure Package as of the date hereof, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than a change in number of Common Stock shares outstanding due to the issuance of shares upon exercise of options or warrants) or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(j), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Disclosure Package.

(k) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NYSE MKT, NASDAQ Global Market or NASDAQ Capital Market or in the over-the-counter market, or trading in the Common Stock of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have been the subject of an act of terrorism or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

(m) NASDAQ shall have approved the Stock for listing therein, subject only to official notice of issuance.

(n) The Underwriter shall have received on and as of each Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation and its good standing as a foreign corporation in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) The Underwriter shall have received the written Lock-Up Agreements, substantially in the form of Exhibit A hereto, of the persons listed in Schedule III to this Agreement.

(p) The Underwriter shall have received on the Closing Date a Secretary’s Certificate of the Company.

(q) On the date hereof and on the Closing Date, James Dentzer, Chief Financial Officer and Chief Administrative Officer of the Company, shall have furnished or caused to be furnished to the Underwriter a certificate satisfactory to the Underwriter, dated the applicable date of delivery.

(r) On or prior to each Closing Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, affiliates, directors and officers, employees, agents and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, such consent not to be unreasonably withheld, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Stock. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, director or officer of such person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Stock. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against them and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Stock, or in connection with the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

8. TERMINATION. The obligations of the Underwriter hereunder may be terminated in its absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(j), 6(k) or 6(l) have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITER’S EXPENSES. Notwithstanding anything to the contrary in this Agreement, if the sale of the Stock is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriter for the fees and expenses of Underwriter’s counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by it in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriter, and upon demand the Company shall pay the full amount thereof to the Underwriter.

10. [RESERVED.]

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) the Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or are advising the Company on other matters;

(b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriter and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter indemnified parties, and the indemnities of the Underwriter shall be for the benefit of the Company indemnified parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from the Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnities, covenants, agreements, representations, warranties and other statements set forth in Sections 2, 5, 7 and 9 and Sections 11 through 20, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail, telex, facsimile transmission or email to Robert W. Baird & Co. Incorporated, One Post Office Square, 36th Floor, Suite 3617, Boston, MA 02109, fax no. 617-426-1064, Attention: David Schechner, with a copy to Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, WI 53202, fax no. 414-298-7800, Attention: Legal Department, and a copy (which shall not constitute notice) to Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, IL 60611, Attention: Christopher D. Lueking, Esq., email: christopher.lueking@lw.com, fax no. 312-993-9767; and

(b) if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to Curis, Inc., 4 Maguire Road, Lexington, MA 02421, fax no. 617-503-6501, Attention: Chief Financial Officer and General Counsel, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02108, Attention: Steven D. Singer, Esq. and Cynthia Mazareas, Esq. email steven.singer@wilmerhale.com and cynthia.mazareas@wilmerhale.com, fax no: 617-526-5000.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, “business day” means any day on which NASDAQ is open for trading.

16. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. The Company and the Underwriter irrevocably (a) submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and the Final Prospectus, (b) agree that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waive to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agree not to commence any such suit, action or proceeding other than in such courts, and (e) waive, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17. UNDERWRITER’S INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the statements concerning the Underwriter contained in the fourth and eighth through thirteenth paragraphs in the “Underwriting” section of the Prospectus.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CURIS, INC.

By:	/s/ James Dentzer
Name:	James Dentzer
Title:	CFO

[Signature Page to Underwriting Agreement]

Accepted as of the date first above written:

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Lance R. Lange
Name:	Lance R. Lange
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

General Use Free Writing Prospectuses

[None]

SCHEDULE II

Pricing Information

Firm Stock to be sold: 20,000,000 shares

Public Offering Price Per Share: $1.85

Underwriting Discounts and Commissions per Share: $0.07

Estimated Net Proceeds to the Company, before expenses: $35,600,000.00

SCHEDULE III

Persons Executing Lock-Up Agreements

James E. Dentzer

Ali Fattaey

Martyn D. Greenacre

Kenneth I. Kaitin

Lori A. Kunkel

Robert E. Martell

Kenneth J. Pienta

Marc Rubin

David Tuck

SCHEDULE IV

Underwriter	Firm Stock	Optional Stock
Robert W. Baird & Co. Incorporated	20,000,000	3,000,000

Total	20,000,000	3,000,000

EXHIBIT A

Form of Lock-Up Agreement

Lock-Up Agreement

Name

, 2017

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Re: Proposed Offering by Curis, Inc.

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Curis, Inc., a Delaware corporation (the “Company”) and Robert W. Baird & Co. Incorporated (“Baird”), and the other parties thereto (if any), relating to the proposed offering of shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Offering”).

In order to induce Baird to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Baird that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Baird, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of (or announce the intention to otherwise dispose of), any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (such shares, the “Beneficially Owned Shares” and such act the “Securities Act”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers to another, in whole or in part, the economic consequences of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Offering or shares of Common Stock acquired in the Offering, provided that no public announcement or filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or voluntarily made in connection therewith,

(2) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(4) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(5) the exercise of an option to purchase shares of Common Stock granted under an equity incentive plan or equity purchase plan of the Company described (including through incorporation by reference) in the prospectus relating to the Offering, the exercise or conversion of a warrant or other convertible security to purchase shares of Common Stock described (including through incorporation by reference) in the prospectus relating to the Offering, provided that the underlying Common Stock continues to be subject to the restrictions set from herein, or the receipt of restricted stock awards from the Company and disposition of shares of restricted stock to the Company pursuant to the terms of such plan or awards to satisfy tax withholding obligations or upon termination of employment with the Company, and

(6) shares of Common Stock sold pursuant to a trading plan pursuant to Rule 10b5-1 (a “Rule 10b5-1 plan”) under the Exchange Act, existing on the date of the Underwriting Agreement, or (g) the entry into a Rule 10b5-1 plan, so long as such plan is not publicly announced and no sales are made pursuant to such plan during the Lock-Up Period;

provided, however, that in the case of any transfer described in clause (2), (3) or (4) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Baird, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Baird, and (B) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (2) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (3) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (4) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall automatically terminate and the undersigned shall be released from all obligations under this agreement upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or Baird, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to Baird, and (c) the registration statement filed with the Securities and Exchange Commission with respect to the offering of Common Stock is withdrawn.

The undersigned acknowledges and agrees that whether or not any offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address: